                                 TABLE OF CONTENTS
                                ASSOCIATE AGREEMENT                 EXHIBIT 10.5

SECTION                         TITLE                                          PAGE
 1.             Products; Services; Territory; Discount                          1
 2.             Agreement to Supply                                              2
 3.             Purchase Orders; Order Acceptance; Credit                        2
 4.             Payment; Service Charges for Payment Delinquency                 4
 5.             Security Agreement                                               4
 6.             Term                                                             5
 7.             Prices; Price Changes                                            6
 8.             Transportation                                                   6
 9.             Inspection and Acceptance                                        6
10.             Shipping and Billing                                             7
11.             F.O.B.; Title and Risk of Loss                                   7
12.             Shipping Interval                                                7
13.             Associate's Services                                             8
14.             Training                                                        10
15.             Reports                                                         10
16.             Termination                                                     11
17.             Rights Upon Termination                                         13
18.             Cancellation of Purchase Orders;
                    Revocation of Acknowledgments                               13
19.             Non-Exclusive Market Rights                                     13
20.             Infringement                                                    14
21.             Hardware Warranty                                               15
22.             Software License and Software Warranty                          17
23.             Repair/Replacement of Products Not Covered
                    Under Warranty                                              20
24.             Technical Support                                               21
25.             Documentation                                                   22
26.             Advertising and Promotion                                       22
27.             Force Majeure                                                   22
28.             Assignment                                                      22
29.             Tax                                                             23
30.             Govenment Contracts                                             23
31.             Limitation of Liability                                         24
32.             Limitation of Time Concerning Causes of Action                  24
33.             Choice of Law; Jury Waiver                                      24
34.             Severability                                                    25
35.             Notices                                                         25
36.             Licenses                                                        25
37.             Trademarks                                                      25
38.             Non-Waiver                                                      26
39.             Survival of Obligations                                         26
40.             Shortages                                                       26
41.             Limitation of Authority                                         26
42.             Entire Agreement                                                26


APPENDICES (IF APPLICABLE)
--------------------------

     Key Telephone Products Appendix
     NEAX-Registered Trademark-2000 IVS & NEAX-Registered Trademark-1000 IVS/VSP
        Products Appendix
     NEAX-Registered Trademark-2400 Products Appendix
     Video Teleconferencing Products Appendix
     ATM Products Appendix
     Extended Warranty Products Appendix
     Facsimile Appendix
     Active Voice Appendix
     Baypoint Innovations Products Appendix
     VoicePoint-Registered Trademark- Teleconferencing Terminal Product Appendix CTI Software Products Appendix

EXHIBITS
--------

     Exhibit A, Electronic Data Interchange Agreement
     Exhibit B, NECAM Leasing Services Product Appendix
     Exhibit C, Customer Software License Agreement

                               ASSOCIATE AGREEMENT

WHEREAS, NEC AMERICA, INC. ("NECAM"), a New York Corporation, with a principal place of business located at 1555 Walnut Hill Lane, Irving, Texas 75038, and VICOM, INC., ("ASSOCIATE"), with offices at 9449 SCIENCE CENTER DRIVE, NEW HOPE, MINNESOTA 55428, desire to enter into an agreement to govern the purchase and sale of telecommunications products,

NOW, THEREFORE, in consideration of the mutual promises contained herein, NECAM and ASSOCIATE agree as follows:

GENERAL TERMS & CONDITIONS APPLICABLE TO ALL PRODUCTS AND SERVICES

1. PRODUCTS; SERVICES; TERRITORY; DISCOUNT

   (a) "PRODUCTS" and "SERVICES" as used herein shall mean products and services listed in the PRODUCTS and SERVICES Appendices attached hereto and made a part of this AGREEMENT. The "PRODUCTS" shall be limited to the versions of hardware and software for the products specified in such PRODUCTS Appendices. Notwithstanding anything contained herein to the contrary, NECAM may refuse to accept orders from ASSOCIATE for PRODUCTS which are the subject of such Appendices herein unless and until ASSOCIATE can demonstrate to NECAM's reasonable satisfaction that ASSOCIATE shall be able to provide installation, maintenance and support services to ASSOCIATE's customers for such PRODUCTS in accordance with NECAM's standards, either by utilizing its own employees who have successfully completed applicable NECAM training as provided herein, or by utilizing the services of third parties who are authorized and certified by NECAM (or a combination of both).

   (b) (i) "PBX" as used herein shall mean hardware PRODUCTS as designated in the attached NEAX-Registered Trademark- 2400 and NEAX-Registered TradeMark- 2000 IVS & NEAX-Registered Trademark-1000 IVS/VSP PRODUCT Appendices. (ii) "Applications" as used herein shall mean computer software which resides and is executed outside of the PBX hardware PRODUCTS.

   (c) Proprietary models of the PRODUCTS developed by NECAM and/or its affiliates for third parties shall not be subject to sale to ASSOCIATE pursuant to this AGREEMENT. As used herein, the term "proprietary" shall mean models of the products developed by NECAM and/or its affiliates, based upon unique and/or special design or cosmetic specifications.

   (d) In its sole discretion, NECAM may add additional types or enhanced versions of PRODUCTS or SERVICES to the scope of this AGREEMENT.

   (e)  NECAM reserves the right to:

        (1) discontinue the manufacture or distribution of particular models of various types of PRODUCTS, or

        (2) change or modify specifications, features, models, housings, and/or other aspects of PRODUCTS.

        upon written notice to ASSOCIATE pursuant to Section 35;

   (f)  TERRITORY means the geographic area designated in each PRODUCT
        Appendix.

   (g)  DISCOUNT means the discount designated in the applicable PRODUCT
        Appendix.

2. AGREEMENT TO SUPPLY

   (a) NECAM hereby appoints the ASSOCIATE as an NEC America, Inc., ASSOCIATE to sell and otherwise distribute PRODUCTS to end-user customers and to provide installation, repair, maintenance, training and related services solely in the TERRITORY designated on the applicable PRODUCT Appendix. The ASSOCIATE agrees to aggressively promote the sale and distribution of products within the TERRITORY, including but not limited to achievement of the minimum purchase requirements, which may be set forth in the applicable PRODUCT Appendices. The ASSOCIATE further agrees to provide first-class installation, maintenance, repair and related services for such PRODUCTS as set forth herein in accordance with highest industry standards.

   (b) When ordering PRODUCTS, ASSOCIATE shall fill out and include with such of its orders as NECAM may designate, a Customer Software License Agreement, Exhibit C, or such other form, as NECAM, in its sole discretion, shall require.

   (c) ASSOCIATE shall not sell, distribute, install or maintain PRODUCTS outside of the TERRITORY defined in the applicable PRODUCTS Appendices without the prior written consent of NECAM.

3. PURCHASE ORDERS; ORDER ACCEPTANCE; CREDIT

   (a) Each purchase order submitted by ASSOCIATE shall specify model types and quantities and shall specify accessories and options or supplies (if applicable). In addition, such orders shall include:

        (1) A description of the ordered PRODUCTS, inclusive of any numerical/alphabetical identification referenced in NECAM's respective brochures, manuals or publications regarding such PRODUCTS.

          (2)  The requested delivery date.

          (3)  The applicable price (reflecting any applicable discount).

          (4)  The location to which such PRODUCTS are to be shipped.

          (5) A Customer Software License or such other form as may be required pursuant to Section 2 (b) herein.

          (6) If ordering PRODUCTS intended to be subject to government contract provisions, the conspicuous notice required by Section 30(b) of this AGREEMENT.

     (b) NECAM may accept Purchase Orders by electronic data exchange provided the ASSOCIATE agrees in writing to the attached Electronic Data Interchange Agreement, Exhibit A.

     (c) The terms and conditions of this AGREEMENT shall apply to all orders placed by ASSOCIATE or PRODUCTS described herein. In the event of conflict between the terms or conditions of this Agreement and terms or conditions which may appear on the face or reverse side of the ASSOCIATE's orders form or NECAM's acknowledgment form, including but not limited to price or discount terms or conditions' the terms and conditions of this AGREEMENT shall control. NECAM hereby expressly rejects any additional terms or conditions contained in ASSOCIATE's order form, regardless of any language contained in ASSOCIATE's order form stating that NECAM's acceptance of the order constitutes NECAM's acceptance of the inclusion of such additional terms or conditions. If this AGREEMENT is silent as to a particular subject, the ASSOCIATE hereby agrees that the terms and conditions, which appear on the reverse side of NECAM's acknowledgement, shall control over the terms and conditions, which appear in the ASSOCIATE's order form.

     (d) Orders for PRODUCTS shall be considered accepted upon acknowledgment by NECAM; PROVIDED, HOWEVER, that

          (1) NECAM may revoke or alter its acknowledgment and acceptance at any time within five (5) days after NECAM's acknowledgment, or

          (2) NECAM may withhold shipment of PRODUCTS to ASSOCIATE at any time, if ASSOCIATE has failed to make timely payment for any previous NECAM invoice for PRODUCTS or SERVICES.

     (e) Nothing in this AGREEMENT shall be deemed to have established, or have prevented the establishment of, suitable credit arrangements between NECAM and ASSOCIATE.

          Such credit arrangements and/or limitations shall be as reasonably determined by NECAM from time to time, in its sole discretion.

4.   PAYMENT; SERVICE CHARGES FOR PAYMENT DELINQUENCY

     (a) Payment for PRODUCTS and SERVICES is due sixty (60) days from date of invoice.

     (b) Payments received by NECAM after their due dates will be subject to a monthly service charge, which service charge will accrue against the sum of all late payments for such month, plus outstanding amounts due from previous months (if applicable). The rate at which the service charge will be computed will be:

          (1) 2% above the Chase Manhattan Bank preferred lending rate in existence as of the close of business on the last day of the month for which NECAM's statement is rendered, compounded monthly, or

          (2) the highest interest rate permitted by applicable law, whichever is less.

     (c) Payments made be made via selected credit cards. However, ASSOCIATE will be subject to a service charge in an amount equal to the actual processing fees charged to NECAM by the credit card issuer.

     (d)  Any payment by the ASSOCIATE which is less than

          (1) the sum of all amounts owed by ASSOCIATE to NECAM for the purchase of PRODUCTS and SERVICES, plus

          (2) the total of all outstanding service charges may be applied by NECAM within its sole discretion, to ASSOCIATE's account chronologically, by invoice date. For each such invoice, payment may be applied first to the relevant service charge and then to the principal amount of the invoice itself, regardless of contrary instructions received from the ASSOCIATE. Service charges are due and payable upon NECAM's issuance of a service charge invoice.

     (e)  In addition to NECAM's remedy concerning late payment(s) provided in
          Section 4(b), NECAM may withhold or delay shipment(s) of the ASSOCIATE's order(s) for PRODUCTS and SERVICES until any payment owed by the ASSOCIATE to NECAM which is overdue is made in full.

5.   SECURITY AGREEMENT

     (a) In order to secure payment of ASSOCIATE's payment obligations under this AGREEMENT, ASSOCIATE grants to NECAM a security interest in the following:

          (1)  the PRODUCTS which ASSOCIATE purchases from NECAM,

          (2) the proceeds of the sale, lease, installation, servicing, repair or maintenance of all such PRODUCTS (including, but not limited to, the related accounts)

          (3) contract rights related to the sale or lease of any of the PRODUCTS, and

          (4) the list of all customers to whom ASSOCIATE has sold or leased NECAM PRODUCTS or provided related installation, servicing, repair or maintenance services.

     (b) If ASSOCIATE defaults in its payment obligations to NECAM, NECAM may, in its discretion, declare all such payment obligations immediately due and payable, and in such event NECAM shall have all rights and remedies of a secured party under the UCC.

     (c) Also, in such event, ASSOCIATE shall cooperate fully with NECAM's exercise of its rights under this Security Agreement, including but not limited to the turnover of all information required by NECAM to enforce its security interests hereunder, including all accounts receivable and customer records, and the notification of customers directing that payments on accounts receivable be sent directly to NECAM or its designee.

     (d) ASSOCIATE agrees to promptly sign and return to NECAM all documents which are deemed by NECAM to be necessary or prudent to perfect or otherwise protect the priority, validity and continuity of the security interest granted by ASSOCIATE to NECAM in Section 5(a). Such documents may include (but not necessarily be limited to) an appropriate UCC-1 form. In the event ASSOCIATE fails to execute such document(s), then, to the extent permitted by law, NECAM may file such documents without obtaining ASSOCIATE's signature, as ASSOCIATE's attorney-in-fact (but only for this limited purpose). ASSOCIATE further agrees that NECAM may file a copy of this ASSOCIATE AGREEMENT to perfect or protect the priority, validity and continuity of such securty interest as may be permitted by applicable law.

6.   TERM

     (a) This AGREEMENT will commence on the date signed by an authorized representative of NECAM, and will continue until June 30, 2000, unless terminated in accordance with the provisions if this AGREEMENT.

     (b) This AGREEMENT shall automatically renew each year, for an additional one (1) year period, after the original term, unless written notice of nonrenewal is provided by NECAM at least thirty
          (30) days prior to the anniversary date or in accordance with applicable state law requirements which may require a longer notice period or by

          ASSOCIATE at least fifteen (15) days prior to the anniversary date. The discounts applicable to the PRODUCTS listed on the Appendices shall be adjusted effictive on the renewal date based on the discount schedules set forth on such Appendices.

     (c) NECAM reserves the right to revise the terms of this AGREEMENT, including but not limited to, PRODUCT authorizations or the minimum purchase requirements on the PRODUCTS Appendices or to redefine the TERRITORY designated therein effective upon such renewal by providing written notice pursuant to Section 35 of this AGREEMENT of such deletion, revision or redefinition at least thirty (30) days prior to the anniversary date.

     (d) Upon receipt of such notice in Section 6(c) above, ASSOCIATE may provide fifteen (15) days written notice of nonrenewal of the AGREEMENT as provided in Section 6(b) above.

7.   PRICES; PRICE CHANGES

     (a) Prices for PRODUCTS and/or SERVICES to which discounts shall apply (if such discounts are applicable, as provided for herein) shall be as published and/or quoted by NECAM.

     (b) NECAM shall be entitled to change prices for PRODUCTS or SERVICES upon thirty (30) days of written notice to ASSOCIATE, pursuant to
          Section 35 of this AGREEMENT, PROVIDED, HOWEVER, that such price changes shall not be applicable to PRODUCTS or SERVICES for which a written price quotation had been issued prior to the date of NECAM's notice of such price change, and such written quotation offered to maintain the quoted price available for a time period longer than the time period between the date of NECAM's notice of price change and the effective date of such price change.

8.   TRANSPORTATION

     NECAM shall ship from NECAM's facility capable of supplying ASSOCIATE via the best way as arranged by NECAM, unless otherwise instructed by ASSOCIATE. Transportation charges shall be prepaid by NECAM and added to the invoice to be paid by ASSOCIATE as a separate item.

9.   INSPECTON AND ACCEPTANCE

     (a) All PRODUCTS ordered pursuant to this AGREEMENT shall be subject to inspection by ASSOCIATE after delivery to determine their conformity with the identification of material set forth in ASSOCIATE's purchase order. If the PRODUCTS delivered are not listed on such purchase order, ASSOCIATE shall the right to reject such PRODUCTS. ASSOCIATE shall have a period of twenty (20) days following placement of the PRODUCTS within possession of the carrier within which to inspect the PRODUCTS for conformity ASSOCIATE's purchase order and to provide NECAM with written notice of acceptance or rejection. Unless such written rejection is communicated to NECAM within such time period, ASSOCIATE shall be deemed to have accepted the PRODUCTS. In the event written notice of rejection is given, NECAM will promptly undertake to remedy the delivery in a manner deemed by NECAM to be appropriate under the circumstances. No PRODUCTS may be returned to NECAM without its consent.

     (b) Loss or damage to PRODUCTS which occurred during delivery of PRODUCTS shall not be a permissible basis upon which to reject PRODUCTS; the provisions of Section 11, "F.O.B., & RISK OF LOSS" shall be applicable.

     (c) Defects in PRODUCTS shall not be a permissible basis upon which to reject PRODUCTS; ASSOCIATE shall invoke the provisions of the applicable "WARRANTY" section hereto to remedy such defects.

10.  SHIPPING AND BILLING

     For Orders placed hereunder, NECAM shall:

     (a) At the ASSOCIATE's discretion, ship to the ASSOCIATE's warehouse or to the Customer's address specified on the Customer Software License Agreement, Exhibit C, or such other form as may be required under
           Section 2(b).

     (b) Remit invoices, statements and notices to the address as designated in Section 35 unless advised otherwise agreed to by NECAM.

11.  F.O.B.; TITLE & RISK OF LOSS

     (a) Shipments of all PRODUCTS sold to ASSOCIATE hereunder shall be made F.O.B. NECAM's warehouse(s) or F.O.B. Port of Entry, whichever is applicable in accordance with NECAM's prevailing policies for various types of PRODUCTS.

     (b) Title to PRODUCTS and risk of loss or damage to PRODUCTS shall pass to ASSOCIATE when PRODUCTS are placed in the possession of the carrier at the respective F.O.B. points of shipment. ASSOCIATE shall be responsible for assertion of claims against carriers for loss or damage to PRODUCTS; such loss or damage will not relieve ASSOCIATE of its obligation to pay NECAM for the PRODUCTS.

12.  SHIPPING INTERVAL

     (a) Lead times for delivery of PRODUCTS applicable to each Order will be determined by system size and specific configurations required, and typical lead times shall be quoted by NECAM upon ASSOCIATE's request.

     (b) No firm delivery date for PRODUCTS shall be binding upon NECAM unless such date is explicitly agreed to in a writing signed by an officer or authorized representative of NECAM.

13.  ASSOCIATE'S SERVICES

     (a) NECAM's appointment of ASSOCIATE was and will continue to be predicated upon ASSOCIATE's commitment to provide installation, maintenance, repair and customer training services in accordance with highest industry standards. As a minimum requirement to meet the above commitment, ASSOCIATE agrees to:

           (1) Maintain an adequate number of service centers in the TERRITORY as reasonably determined by NECAM, equipped with adequate numbers and types of spare parts, technical and engineering manuals, product brochures and other similar items relating to PRODUCTS; keep NECAM notified of the location(s) of such service center(s), and permit NECAM to inspect such location(s), without advance notice, during normal business hours.

           (2) Staff such service center with engineering and repair personnel sufficient in number and skill, and provide them with the means to be able to reach by ground transportation any place within the TERRITORY to perform prompt repair services for PRODUCTS within a period of two (2) hours of receipt of a telephone call from a customer requesting such repair service. Notwithstanding the foregoing, the ASSOCIATE's precise obligations regarding response time shall be a matter to be agreed upon between ASSOCIATE and its end-user customers.

           (3) Permit NECAM personnel to inspect the quality of the ASSOCIATE's installation, maintenance and repair services on the site of any installed PRODUCT during normal business hours. The ASSOCIATE agrees to use its best efforts to secure the customer's consent for NECAM personnel to visit the installation site, when such consent is required.

           (4) Offer full maintenance services for PRODUCTS to all of the ASSOCIATE's customers.

           (5) Offer appropriate customer training services for PRODUCTS sold or otherwise distributed by the ASSOCIATE to all of the ASSOCIATE's customers. Such customer training shall include training in the use of PRODUCTS and is the sole responsibility of the ASSOCIATE.

           (6) From time to time, as reasonably requested by NECAM, cause an appropriate number of the ASSOCIATE's personnel to attend training sessions conducted by NECAM, concerning PRODUCTS in accordance with Section 14. NECAM reserves the right to establish criteria, including but not limited to successful completion of such training sessions for the issuance of Technician Identification Numbers identifying those employees of ASSOCIATE who are certified with respect to particular PRODUCTS. No employee of ASSOCIATE shall install, maintain or service PRODUCTS until such employee is certified by NECAM with respect to the particular PRODUCT. Technical support will be provided by NECAM only to those ASSOCIATE employees possessing valid Technician Identification Numbers. Technician Identification Numbers will be suspended or terminated immediately upon the termination of said technician's employment with the ASSOCIATE or upon termination or nonrenewal of this AGREEMENT. In addition to generalized training on particular systems, NECAM may require ASSOCIATE technicians to complete specialized training to obtain certification to service particular subsystems or peripheral products. NECAM may require such specialized training and certification as a prerequisite to obtaining telephone support from the National Technical Assistance Center
           (NTAC). NECAM may, in its sole discretion, waive such certification requirement in a particular instance, in which case NECAM may charge its customary hourly rates for any telephone support provided.

     (7) In ordering PRODUCT(S) and SERVICES, ASSOCIATE shall submit all documentation as may be requested by NECAM, including, but not limited to, such as may be required pursuant to the NECAM Leasing Services Product Appendix (Exhibit B) and the Extended Hardware Warranty Products Appendix.

     (8) (i) Conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of NECAM;
           (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to NECAM, the PRODUCTS, end-users or the public, including but not limited to disparagement of NECAM or PRODUCTS;
           (iii) make no false or misleading representations with regard to NECAM or the PRODUCTS; (iv) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material and; (v) to make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of PRODUCTS that are inconsistent with the literature distributed by NECAM, including all warranties and disclaimers contained in such literature, if any. ASSOCIATE shall defend, indemnify and hold NECAM harmless from any third party claims or lawsuits alleging that ASSOCIATE has violated the terms of this Section 13(a)(8).

     (9) ASSOCIATE will not disseminate, or use for purposes not specifically permitted by NECAM, either during or after the termination of this AGREEMENT, any information designated as "CONFIDENTIAL" and disclosed by NECAM, and will restrict dissemination of such Confidential Information to its own personnel on a "need-to-know" basis. ASSOCIATE acknowledges that premature revelation of NECAM confidential information can have serious and irreparable impact on NECAM's business; therefore, in addition to all other remedies at law, the parties agree that injunctive relief would be appropriate to prevent breach of this provision.

     (10) ASSOCIATE shall notify NECAM immediately if its identity or the nature of its business is materially changed by bulk transfer of assets, sale of its business, transfer of control of its outstanding stock, merger, or otherwise.

     (11) ASSOCIATE must have Internet access capability to access notices which NECAM may post on its Web Page at http://www.cng.nec.com. Notices shall be deemed effective on the date they are posted on the Web Page.

     (12) In order to support the above commitments, ASSOCIATE agrees to comply with other reasonable requests by NECAM from time to time, which are designated to promote ASSOCIATE's adherence to the highest industry standards. Failure of the ASSOCIATE to comply with any of the requirements of this Section shall subject the ASSOCIATE to possible termination under Section 16, and shall entitle NECAM to immediately invoke one or more of the remedies set forth in Section 16(c).

14.  TRAINING

     NECAM may make available to ASSOCIATE training courses for ASSOCIATE's personnel in marketing, installation, operation and maintenance according to published schedules. Non-refundable registration fees, training fees, and training materials fees (if applicable) will be charged at NECAM's prevailing rates. No discounts shall apply to such rates. ASSOCIATE shall bear the cost of transportation, meals, lodging and any other incidental expenses of ASSOCIATE's personnel to, from and during such training. If mutually agreed upon by NECAM and ASSOCIATE, training may be held at an off-site location (i.e., not at NECAM's headquarters facility) designated by ASSOCIATE. In such a case, in addition to the above mentioned charges, ASSOCIATE shall bear the cost of transportation, meals and lodging for NECAM's instructor(s) as well as all costs and expenses incurred in the handling and transportation of necessary demonstration equipment.
     ASSOCIATE must comply with all applicable guidelines issued by NECAM with respect to off-site training. The ASSOCIATE must provide adequate and sufficient demonstration equipment or systems for its students. Except as specifically agreed by NECAM in its sole discretion, NECAM will not provide equipment or systems for off-site training. Only demonstration equipment can be used for off-site training, and such demonstration systems and/or equipment cannot subsequently be sold to an end-user as new equipment.

15.  REPORTS

     (a) In order to assist NECAM in its efforts to monitor ASSOCIATE's performance hereunder, ASSOCIATE will, as may be required by NECAM:

          (1) Meet with NECAM's representative at the ASSOCIATE's principal place of business, as frequently as may be reasonably required by NECAM, for a review of the market conditions in the TERRITORY and ASSOCIATE's performance under this AGREEMENT, including its achievement of applicable PRODUCT purchases. Purchases of PRODUCTS for resale outside the TERRITORY are not permitted without NECAM's prior written consent and shall not be considered in adjusting ASSOCIATE's discount pursuant to Section 6(b).

          (2) Submit to NECAM, on a quarterly basis, an estimate of the ASSOCIATE's PRODUCT needs for the next two (2) succeeding quarters in the form required by NECAM.

          (3) Submit to NECAM on or before the twentieth (20th) business day following the end of each quarter, a written report in the form required by NECAM stating the ASSOCIATE's sales of PRODUCTS within the TERRITORY during the preceding calendar quarter and the ASSOCIATE's stocks on hand of PRODUCTS as of the last day of the preceding quarter.

          (4) Submit to NECAM audited copies (or unaudited copies, if the ASSOCIATE's financial statements are not audited) of the ASSOCIATE's latest financial statements within sixty (60) days following the end of the ASSOCIATE's fiscal year, and if financial statements are also prepared quarterly on an unaudited basis, also such unaudited quarterly statements, within sixty
               (60) days following the end of each calendar quarter or sooner if requested by NECAM.

          (5) Submit to NECAM, on a quarterly basis, a list of all current employees certified by NECAM to perform installation, maintenance and repair services for each of the PRODUCTS listed on the PRODUCT Appendices, or update, as requested, the list of such certified employees maintained by NECAM.

16.  TERMINATION

     (a) This AGREEMENT may be terminated, in full or in part, effective immediately, without liability for said termination, upon the occurrence of any of the following events:


          (1)  an ASSOCIATE files a voluntary petition in bankruptcy,

          (2)  an ASSOCIATE is adjudged bankrupt,

          (3) a court assumes jurisdiction of the assets of an ASSOCIATE under a federal reorganization act,

          (4) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of an ASSOCIATE,

          (5)  an ASSOCIATE becomes insolvent or suspends its business,

          (6) an ASSOCIATE makes an assignment of its assets for the benefit of its creditors except for the company's line of credit from its lender in the normal course of business,

          (7) the identity of an ASSOCIATE or the nature of its business is materially changed by bulk transfer of assets, sale of its business, transfer of control of its outstanding stock, merger, or otherwise,

          (8) ASSOCIATE fails to make payment for any NECAM invoice for PRODUCTS within thirty (30) days of the due date for payment of such invoice,

          (9) any other AGREEMENT between ASSOCIATE and NECAM terminates or expires, pursuant to the terms and conditions of such agreement,

          (10) ASSOCIATE breaches any of the terms and conditions of Section 37 governing the use of NECAM's trade names or trademarks,

          (11) ASSOCIATE sells PRODUCTS to any other resellers (including but not limited to NECAM Distributors),

          (12) ASSOCIATE sells, installs, maintains or SERVICES PRODUCTS outside of its Authorized TERRITORY, without NECAM's prior written consent, or

          (13) ASSOCIATE subcontracts without NECAM's prior written consent to an entity other than an Authorized ASSOCIATE,

          (14) ASSOCIATE assigns any of its rights or responsibilities hereunder except as permitted herein or with NECAM's prior written consent, or

          (15) ASSOCIATE breaches the terms of Section 13(a)(8).

     (b) The entire AGREEMENT or portions thereof relating to specific types of PRODUCTS may be terminated by NECAM, in the event that:

          (1) ASSOCIATE knowingly provides false information on a "Customer Software License Agreement, Exhibit C",

               or

          (2) ASSOCIATE fails to provide installation, maintenance, repair and support SERVICES in accordance with NECAM's and industry standards for such specific type of PRODUCTS.

     (c) In the event of any default or failure on the part of a party in the performance of any of its duties, obligations or responsibilities under this AGREEMENT, other than default or failure specified in paragraphs 16(a) or 16(b) above, the non-defaulting party may terminate this AGREEMENT, provided that with respect to defaults susceptible of immediate cure, the defaulting party had been given fifteen (15) days' prior written notice of the default and failed to cure the default within such fifteen (15) day period.

   (d) Except in those cases where ASSOCIATE has been terminated because of a breach of its obligations under Section 13, NECAM may complete any order for PRODUCTS accepted by NECAM prior to termination and will accept and complete any order for PRODUCTS where ASSOCIATE, prior to the effective date of termination, has entered into a binding contract for the resale of such PRODUCTS to an end-user. Notwithstanding the foregoing, NECAM may condition acceptance and completion of such orders on reasonable conditions which NECAM may impose, including but not limited to prior payment in full for these and any other previous orders, proof of a binding contract with an end-user customer, and/or subcontracting of service obligations to an Authorized ASSOCIATE.

17. RIGHTS UPON TERMINATION

   (a) In the event of termination by NECAM, NECAM has the right to accelerate all outstanding payment obligations and shall have all the remedies of a seller under the New York Uniform Commercial Code, including, but not limited to, the remedies provided for in Section 2-702, 2-703, 2-704 and 2-705 of such Code, where applicable.

   (b) Neither party shall be liable to the other under any legal or equitable theory for compensation, reimbursement for investments or expenses, lost profits or incidental or consequential damages of any other kind or character as a result of any termination or nonrenewal of this AGREEMENT.

18. CANCELLATION OF PURCHASE ORDERS; REVOCATION OF ACKNOWLEDGMENTS

   (a)  In the event that NECAM shall fail to deliver material within ten
        (10) days of a firm delivery date established pursuant to Section 12(b), then ASSOCIATE shall have the right to cancel such Order.

   (b) In the event that ASSOCIATE shall be in material breach or default of any terms, conditions or covenants of this AGREEMENT (including, but not limited to, timely payment for PRODUCTS purchased), then (in addition to all other rights and remedies contained herein, or at law, equity or otherwise) NECAM shall have the right to suspend delivery of PRODUCTS on all outstanding Orders, or revoke its acknowledgment of any such Order.

19. NON-EXCLUSIVE MARKET RIGHTS

   (a)  NECAM reserves its right to:

        (1) directly or through its subsidiaries, affiliates, agents or any other type of distribution entity market, sell, license or distribute any type of telecommunications products whether or not listed in the PRODUCTS Appendices or provide installation, repair, maintenance and related SERVICES for any such telecommunications products, wherever NECAM deems necessary or appropriate.

        (2) directly, or through its subsidiaries, affiliates, agents or any other type of distribution entity distribute, install, license and/or maintain (directly or indirectly) any such telecommunications PRODUCTS.

        (3) utilize the customer identification information contained on the Customer Software License Agreement, Exhibit C, or such other form as NECAM shall require, to conduct surveys or perform other marketing functions, as NECAM deems necessary or appropriate. NECAM will notify ASSOCIATE prior to commencement of such marketing activities.

20. INFRINGEMENT

   (a) In the event of a claim or suit against ASSOCIATE alleging (a) the PRODUCT(S), as sold by NECAM infringes any patent issued by or copyright registered in the country in which the PRODUCT(S) was sold to ASSOCIATE, NECAM shall defend ASSOCIATE to the extent the claim or suit concerns such infringement, provided ASSOCIATE gives NECAM prompt notice of such claim or suit and continuous cooperation in such defense.

   (b) In any claim or suit against ASSOCIATE that is defended by NECAM pursuant to paragraph (a), NECAM shall control the defense, shall pay all litigation costs, including reasonable attorney's fees incurred by NECAM in such defense, and shall indemnify ASSOCIATE for all damages awarded by a court or settlement payments approved by NECAM, provided the ASSOCIATE has incorporated the warranty exclusions and liability limitations provided for in Sections 20, 21, 22 and 31 of this AGREEMENT.

   (c) If, in any claim or suit against ASSOCIATE that is defended by NECAM pursuant to paragraph (a), as a result of a court order not subject to further appeal or a settlement approved by NECAM, ASSOCIATE is enjoined or otherwise prevented from using the PRODUCT(S) sold by NECAM, NECAM, at its option, may (a) procure for ASSOCIATE the right to continue using the PRODUCT(S), (b) replace or modify the PRODUCT(S) to avoid infringement, or (c) repossess the PRODUCT(S) in exchange for a refund of the depreciated value of the PRODUCT(S). NECAM's option selected under this paragraph shall be ASSOCIATE's sole remedy for any prospective effects of any court order or settlement.

   (d) NECAM's total cumulative liability under paragraphs (b) and (c) shall be limited to the price paid to NECAM by ASSOCIATE for the PRODUCTS(S) together with payment of all litigation costs or as provided for in paragraph 20(b).

   (e) Notwithstanding any other provision of this Article, NECAM shall not be obligated to defend and shall not be liable for costs or damages awarded in any claim or suit for infringement in which (a) the PRODUCT(S) was made by NECAM pursuant to specifications supplied by ASSOCIATE, or (b) the alleged infringement is based on use by ASSOCIATE, without NECAM's permission, of the PRODUCT(S) as sold by NECAM in combination with another item not sold by NECAM, where the alleged infringement arises from the combination or from practice of a method made possible by the combination, or (c) the alleged infringement is based on the PRODUCT(S) as modified by ASSOCIATE without NECAM's permission.

21. HARDWARE WARRANTY

   (a) As to any hardware PRODUCTS purchased by the ASSOCIATE in accordance with the terms of this AGREEMENT, NECAM warrants for fourteen (14) months from the date of shipment to ASSOCIATE that the hardware
        PRODUCTS:

        (1) will conform to the applicable specifications for such hardware PRODUCTS published by NECAM at the time of sale, and

        (2) will be free from defects in material and workmanship, under normal use and service when correctly installed and maintained,

        (3) will be Year 2000 Compliant only to the extent specifically set forth on the NEC Web Page at http://www.cng.nec.com.

   (b) NECAM reserves the right to modify the duration or terms of the warranty upon written notice to the ASSOCIATE.

   (c) NECAM's liability for any hardware PRODUCT which is shown to be defective during its warranty is limited to:

        (1) replacing the hardware PRODUCT or part thereof with a functionally equivalent hardware PRODUCT or part,

        (2)  repairing the hardware PRODUCT, or

        (3)  issuing credit for the hardware PRODUCT

   (d) NECAM shall select which of the above warranty remedies to utilize concerning any particular hardware PRODUCT.

   (e) In the event that any hardware PRODUCT is shown to be defective during the warranty period, the ASSOCIATE, or such Authorized ASSOCIATE as may be providing SERVICE to the end-user to whom such PRODUCT has been sold or leased, shall:

        (1)  notify NECAM promptly in writing of any claims,

        (2) provide NECAM with an opportunity to inspect and test the hardware PRODUCTS claimed to be defective, and

        (3) if repair or replacement of the hardware PRODUCT is selected by NECAM, return the hardware PRODUCT to NECAM only in accordance with NECAM's then current Material Return Authorization ("MRA") policy and procedures, which are incorporated herein by reference and are subject to change by NECAM from time to time.

   (f) The above warranty excludes coverage for hardware PRODUCTS which were installed, repaired or maintained by an unauthorized service provider or which were subjected to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (including, but not limited to, lightning or water damage), storage, transportation or handling, unless caused by NECAM or its authorized representative.

   (g) NECAM's hardware PRODUCTS warranty extends only to ASSOCIATE and ASSOCIATE is not authorized to assign this warranty to its customers or to any other party. Rather, the ASSOCIATE agrees to extend a hardware PRODUCTS warranty to its end-user customers which is no greater in substance and scope than that extended by NECAM to ASSOCIATE, and which shall incorporate the warranty exclusions and liability limitations provided in Sections 21 (e), 21 (h) and 31.

   (h) All hardware PRODUCTS warranty claims must be forwarded to NECAM by an Authorized ASSOCIATE. NECAM will accept no hardware PRODUCTS warranty claims from former ASSOCIATES whose ASSOCIATE AGREEMENTS have expired or been terminated, or directly from ASSOCIATE's customers. The warranty shall not operate to extend the term of ASSOCIATE's AGREEMENT and shall terminate immediately upon termination or nonrenewal of the AGREEMENT or of ASSOCIATE's authorization to sell the covered warranty components. In such event, ASSOCIATE hereby consents to the assignment of the warranty to a then currently Authorized NECAM ASSOCIATE.

   (i) THE HARDWARE PRODUCTS WARRANTY CONTAINED IN THIS AGREEMENT IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR

          IMPLIED, INCLUDING (BUT NOT LIMITED TO) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING BUT NOT LIMITED TO PREVENTION, DETECTION OR DETERRENCE OF TOLL FRAUD, COMPUTER VIRUSES OR OTHER UNAUTHORIZED OR IMPROPER USE OF THE HARDWARE PRODUCTS.

22.  SOFTWARE LICENSE AND SOFTWARE WARRANTY

     (a) As to any PBX and/or Applications software PRODUCTS licensed to the ASSOCIATE in accordance with the terms of this AGREEMENT, NECAM warrants PBX software of fourteen (14) months and Applications software for one-hundred-fifty (150) days from date of shipment to ASSOCIATE that the software PRODUCTS:

          (1) will conform to the published specifications for such software PRODUCTS, applicable at the time of licensing and

          (2) will be free from defects in material and workmanship, under normal use and service when correctly installed and maintained,

          (3) will be Year 2000 Compliant only as specifically set forth on the NEC Web Page at http://www.cng.nec.com.

     (b) NECAM reserves the right to modify the duration or terms of the warranty upon written notice to ASSOCIATES.

     (c) NECAM's liability for any software PRODUCT which is shown to be defective during its warranty period is limited to:

          (1) replacing the PRODUCT or part thereof with a functionally equivalent software PRODUCT or part,

          (2)  repairing the PRODUCT, or

          (3)  issuing credit for the software PRODUCT

     (d) The choice of which of the above warranty remedies to utilize concerning any particular software PRODUCT shall be NECAM's.

     (e) In the event that any software PRODUCT is shown to be defective during the warranty period, the ASSOCIATE or such Authorized ASSOCIATE as may be providing SERVICE to the end-user to whom such software PRODUCT has been licensed shall:

          (1)  notify NECAM promptly in writing of any claims,

          (2) provide NECAM with an opportunity to inspect and test the software PRODUCTS claimed to be defective, and

          (3) (if repair or replacement of the software PRODUCTS is selected by NECAM) return the software PRODUCTS to NECAM only in accordance with NECAM's then current Material Return Authorization policy and procedures, which are incorporated herein by reference and are subject to change by NECAM from time to time.

     (f) Unless caused by NECAM or its authorized third party representatives, the above warranty excludes coverage for software PRODUCTS which were installed, repaired or maintained by an unauthorized service provider or which were subjected to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (including, but not limited to, lightning or water damage), storage, transportation or handling.

     (g) Except as otherwise provided in writing, NECAM's software PRODUCTS warranty extends only to ASSOCIATE and ASSOCIATE is not authorized to assign this warranty to its customers. Rather, the ASSOCIATE agrees to extend a software PRODUCTS warranty to its customers which is no greater in substance and scope than that extended by NECAM to ASSOCIATE, and which shall incorporate the warranty exclusions and liability limitations provided in Section 22(d), 22(g) and 31. NECAM shall not be liable for software PRODUCTS warranty terms extended by the ASSOCIATE to its customers which are different from or greater than those set forth above.

     (h) Except as otherwise provided in writing, all software PRODUCTS warranty claims must be forwarded to NECAM by an Authorized ASSOCIATE. NECAM will accept no software PRODUCTS warranty claims from former ASSOCIATES whose ASSOCIATE AGREEMENTS have expired or been terminated or directly from ASSOCIATE's customers. The warranty shall not operate to extend the term of ASSOCIATE's AGREEMENT and shall terminate immediately upon termination or nonrenewal of the AGREEMENT or of ASSOCIATE's authorization to sell the covered warranty components. In such event, ASSOCIATE hereby consents to the assignment of the warranty to a then currently Authorized NECAM ASSOCIATE.

     (i) THE SOFTWARE PRODUCTS WARRANTY CONTAINED IN THIS AGREEMENT IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (BUT
          NOT LIMITED TO) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING BUT NOT LIMITED TO PREVENTION, DETECTION OR

          DETERRENCE OF TOLL FRAUD, COMPUTER VIRUSES OR OTHER UNAUTHORIZED OR IMPROPER USE OF THE SOFTWARE PRODUCTS.

     (j) NECAM hereby grants to ASSOCIATE a non-exclusive license in the following rights in software PRODUCTS, which licensed rights may be exercised by ASSOCIATE only when related to the resale by ASSOCIATE within the TERRITORY or otherwise with NECAM's consent of related hardware PRODUCTS purchased directly from NECAM:

          (1)  the right to distribute the software PRODUCTS,

          (2) the right to use the software PRODUCTS for demonstration, installation, maintenance and repair of related hardware PRODUCTS as may be specified by NECAM,

          (3) the right to grant sublicenses to end-users for the following rights only:

               (i) the right of the end-user to use the software PRODUCTS, but only in conjunction with related hardware PRODUCTS sold by an Authorized ASSOCIATE to the end-user,

               (ii) the right of the end-user to make one (1) copy of the software PRODUCTS for archival/back-up purposes,

               (iii) the right of the end-user to transfer the end-user's software PRODUCTS rights to a third party who acquires title to the end-user's related hardware PRODUCTS, provided such transferee assents in writing to the conditions and limitations of the sublicense and pays any applicable transfer fee.

     (k) The above license may be exercised by ASSOCIATE with respect to specific software PRODUCTS only upon payment by ASSOCIATE of any applicable licensing fee.

     (l) NECAM reserves all other rights, title and interest to the software PRODUCTS, and neither ASSOCIATE nor its end-user customers shall acquire any rights, title or interest in the software PRODUCTS other than as specifically set forth in this Section.

     (m)  ASSOCIATE and ASSOCIATE's customers may not:

          (1) sublicense or distribute the software PRODUCTS except as authorized by this Section, or

          (2) reverse compile, disassemble, alter, add to, delete from, or otherwise modify the software PRODUCTS, except to the extent that such modification capability is an intended feature of the software PRODUCTS.

     (n) ASSOCIATE agrees to notify NECAM promptly in the event any of ASSOCIATE's end-user customers violates the conditions of its sublicense.

     (o) ASSOCIATE hereby agrees to execute (and secure end-users' execution of) any additional documents relating to software PRODUCTS as reasonable required by NECAM from time to time, to protect the respective rights, title and licensing interest of NECAM or third parties to the software PRODUCTS. ASSOCIATE agrees to utilize standard sublicensing forms, if provided by NECAM, for the purpose of licensing or sublicensing software PRODUCTS to its end user customers.

     (p) ASSOCIATE's license shall continue in effect unless terminated by NECAM due to:

          (1)  a breach by the ASSOCIATE of the terms of this Section,

          (2)  mutual agreement, or

          (3)  termination or expiration of this AGREEMENT,

          provided, however, that termination of such licenses shall not act to rescind sublicenses granted by the ASSOCIATE in accordance with the terms of this AGREEMENT prior to termination of the ASSOCIATE's license.

     (q) ASSOCIATE agrees to use best efforts to protect software PRODUCTS from reproduction, modification or distribution except as specifically authorized by this AGREEMENT and to notify NECAM promptly if the ASSOCIATE learns of any attempt to do so.

     THE SOFTWARE LICENSE PROVISIONS CONTAINED IN THIS SECTION APPLY ONLY TO SOFTWARE OWNED BY NECAM OR ITS AFFILIATES. IN THE EVENT THAT NECAM PROVIDES SOFTWARE OWNED (IN WHOLE OR IN PART) BY A THIRD PARTY, NECAM MAY BE REQUIRED TO OBTAIN ASSOCIATE'S ASSENT TO DIFFERING OR ADDITIONAL TERMS AND CONDITIONS IN ORDER TO LAWFULLY GRANT A LICENSE TO ASSOCIATE FOR SUCH SOFTWARE. THEREFORE, NECAM RESERVES THE RIGHT TO WITHHOLD PROVISION OF SUCH SOFTWARE UNTIL ASSOCIATE'S ASSENT IS OBTAINED.

23.  REPAIR OR REPLACEMENT OF HARDWARE PRODUCTS NOT COVERED UNDER WARRANTY

     (a) NECAM agrees, at its option, to repair hardware PRODUCTS, excluding personal computers/servers and Applications no longer under warranty, or to replace such hardware PRODUCTS with functionally equivalent hardware PRODUCTS, for a period of no less than five (5) years after such hardware PRODUCTS have been manufacturer-discontinued. Hardware PRODUCTS to be repaired or replaced under this Section are to be returned by an Authorized ASSOCIATE to a location designated by NECAM.

   (b) If a hardware PRODUCT is returned to NECAM for repair as provided in this Section, and is determined to be beyond repair, NECAM may, at its option (i) return such hardware PRODUCT to the ASSOCIATE at ASSOCIATE's expense or (ii) offer to sell to ASSOCIATE replacement hardware products at NECAM's then current prices.

   (c) Replacement and repaired hardware PRODUCTS shall be warranted as set forth in Section 21. The repaired PRODUCT hardware warranty period shall be six (6) months from the date of repair, or such other period as NECAM may specify in writing.

   (d) All transportation charges for, and risk of in-transit loss or damage to, out-of-warranty hardware PRODUCTS returned to NECAM for repair will be borne by ASSOCIATE. All transportation charges associated with the return of such repaired and replaced hardware PRODUCTS to ASSOCIATE shall be borne by ASSOCIATE and shall be prepaid by NECAM and listed as a separate item on NECAM's invoice for repair. ASSOCIATE shall bear the risk of in-transit loss and damage for shipments of repaired or replaced hardware PRODUCTS.

   (e) Prices for out-of-warranty repairs made pursuant hereto shall be NECAM's prevailing charges. Discounts do not apply to such repair charges.

   (f) ASSOCIATE hereby agrees to comply with NECAM's Material Return Authorization ("MRA") procedures, as may be amended by NECAM from time to time.


24.  TECHNICAL SUPPORT

     (a) ASSOCIATE shall be entitled to ongoing technical support, including field service and assistance, provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting NECAM's warranty obligations as set forth in this AGREEMENT.

     (b) Ongoing technical support via telephone will be available to ASSOCIATE from NECAM at NECAM's then current charges. NECAM's field service technical support shall be available to ASSOCIATE, including emergency (service affecting) twenty-four (24) hour technical assistance as determined by NECAM. Such field service technical support shall be subject to availability of NECAM's technical support personnel. Charges, if any, for such field service technical support will be NECAM's then prevailing charges. No discounts shall apply to such charges.

     (c) PROFESSIONAL SERVICES: The general complexity and multi-technology characteristics of converging technology products may make it necessary for NECAM to provide additional customizing, optimizing and consulting services to the end-users of these products. If provided by NECAM, such services, collectively known as "Professional Services", will be offered for sale through ASSOCIATES. Fees for such services will be at NECAM's then prevailing rates.

           While the sale of Professional Services will be conducted through ASSOCIATES, the actual delivery of these services will require a direct contract between NECAM and the corresponding end-users.

25.  DOCUMENTATION

     From time to time, NECAM may make available to ASSOCIATE various types of documentation. Certain types of documentation may be made available to ASSOCIATE via electronic media. Charges, if any, for documentation will be at NECAM's prevailing charges.

26.  ADVERTISING AND PROMOTION

     Under the provisions of NECAM's applicable Cooperative Advertising Program. ASSOCIATE may be eligible to accrue funds in an account to be used for advertising, media and/or promotion efforts utilized to promote the sale of PRODUCTS. These funds will be made available based upon the terms and conditions of NECAM's Cooperative Advertising Program, as may be amended from time to time, the provisions of which are hereby incorporated by reference as if fully set forth herein.

27.  FORCE MAJEURE

     NECAM shall not be responsible for any losses resulting if the fulfillment by NECAM of any terms of provisions of this AGREEMENT or any order is delayed or prevented by revolution or other disorders, war, acts of enemies, strikes, fires, floods, transportation delays or shortages, labor disputes, riots, insurrections, accidents, storms, inability to obtain materials or supplies, excessive demand for PRODUCTS over the available supply, customs duties or surcharges, any interruption for any reason in the manufacture of PRODUCTS by NECAM's suppliers, any act of God, the action of any government, or other cause not within NECAM's control, whether of the class of causes set forth above or not.

28.  ASSIGNMENT

     (a) Except as otherwise provided herein, the rights and obligations of the parties hereunder shall not be assigned, subcontracted, delegated or otherwise transferred without the prior written consent of the other party, PROVIDED THAT NECAM may assign or delegate its rights and obligations hereunder, in whole for in part, to its parent or subsidiary upon prior written notice to the ASSOCIATE.

   (b) The limitation on assignment does not apply to an assignment confined solely to monies due or to become due under this AGREEMENT, provided ASSOCIATE or NECAM is given thirty (30) calendar days prior written notice of such assignment. Assignment of monies shall be void to the extent that it attempts to impose upon ASSOCIATE or NECAM obligations to the assignee additional to the payment of such monies, or to preclude ASSOCIATE or NECAM from dealing solely and directly with the other in all matters pertaining hereto, including negotiation of amendments or settlement of amounts due.

29. TAX

    Prices for PRODUCTS are exclusive of the following taxes, which shall be added by NECAM to its invoice and payable by ASSOCIATE, unless ASSOCIATE provides proof to NECAM of a valid exemption from the applicability of such tax(es): Federal Excise Taxes which may be imposed, State and Local Sales Taxes, and/or Use Taxes.

   (a) The parties hereby acknowledge that NECAM typically has not sold certain types of PRODUCTS which are included within the scope of this AGREEMENT for resale under government contracts. Accordingly, notwithstanding any other provision(s) of this AGREEMENT, and without incurring any liability to ASSOCIATE or third party, NECAM hereby reserves the right to reject any ASSOCIATE Order for PRODUCTS to which government contract provisions will apply.

   (b) In the event that ASSOCIATE orders PRODUCTS to which Government contract provisions are intended to apply, ASSOCIATE's order must conspicuously state such fact on its face, for the purpose of notifying NECAM and permitting NECAM to opportunity to consider whether to accept or reject such order. If such order fails to have such fact conspicuously stated on its face, then (notwithstanding
        Section 3 (a)(6) or any other provision of this AGREEMENT) NECAM shall be AUTOMATICALLY deemed to have rejected such order, and any acknowledgement which NECAM may have issued for such order shall be deemed void and of no effect.

   (c) If the software PRODUCTS will be supplied to a unit or agency of the United States government by ASSOCIATE, NECAM will supply commercial computer software or commercial computer documentation to be acquired under licenses customarily provided to the public. NECAM shall not be required to:

        (1) Furnish technical information related to commercial computer software or commercial computer software documentation that is not customarily provided to the public; or

        (2) Relinquish to, or otherwise provide, the Government rights to use, modify, reproduce, release, perform, display, or disclose commercial computer software or commercial computer software documentation except as mutually agreed to by the parties.

        (3) With regard to commercial computer software and commercial computer software documentation, the Government shall have only those rights specified in the license contained in any addendum to the contract, or alternatively, any shrink-wrap license delivered with the software. (See 48 CFR 12.212).

31. LIMITATION OF LIABILITY

    NECAM's liability for PRODUCT malfunction shall be limited to performing one of the remedies under the hardware or software PRODUCT warranties, provided that the malfunctioning PRODUCT is covered by the applicable warranty. NECAM and ASSOCIATE hereby agree that if such limitation is declared invalid by a court of competent jurisdiction, then NECAM'S liability shall be limited solely to a U. S. dollar amount equal to the cost of the malfunctioning PRODUCT to the ASSOCIATE. THESE REMEDIES SHALL BE EXCLUSIVE AND SHALL BE THE ASSOCIATE'S SOLE REMEDIES AGAINST NECAM OR ANY OF ITS AFFILIATES FOR PRODUCT MALFUNCTION.

    IN NO EVENT SHALL NECAM BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR SIMILAR DAMAGES, SUCH AS (BUT NOT LIMITED TO) "DOWNTIME", EXCESS COSTS OR LOST BUSINESS REVENUES RESULTING FROM NECAM'S BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, NECAM'S TORTIOUS CONDUCT IN OR RELATED TO THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, A PRODUCT MALFUNCTION OR FROM UNAUTHORIZED OR IMPROPER USE OF PRODUCTS INCLUDING BUT NOT LIMITED TO TOLL FRAUD OR COMPUTER VIRUSES.

32. LIMITATION OF TIME CONCERNING CAUSES OF ACTION

    Any cause of action based upon an alleged breach of this AGREEMENT or otherwise related to the parties, rights, obligations and/or performance thereunder must be commenced within one (1) year of the accrual of the cause of action.

33. CHOICE OF LAW; JURY WAIVER

    The construction, interpretation and performance of this AGREEMENT shall be governed by and construed in accordance with the domestic laws of the State of New York.

      Each of the parties waives trial by jury and the right to trial by jury in any and all actions or proceeding in any court between them or to which they may be parties, whether arising out of, under or by reason of this AGREEMENT, or any acts or transactions, hereunder to the interpretation or validity thereof, or under, or by reason of any other contract, agreement, loan, or transaction of, any kind between them, or to which they may be parties, of any kind, nature, or description whatsoever.

34.   SEVERABILITY

      If any of the provisions of this AGREEMENT shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire AGREEMENT, but rather the entire AGREEMENT shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of NECAM and ASSOCIATE shall be construed and enforced accordingly.

35.   NOTICES

      All communications and notices required by or relating to this AGREEMENT shall be deemed to have been duly given (1) upon receipt by the addressee when sent via registered mail, overnight mail, or via facsimile directed to the attention of the individual signing this agreement at the address specified in the preamble hereto or (2) when posted by NECAM on its Web Page at http://www.cng.nec.com.

      Except as with respect to notices posted by NECAM on its Web page as set forth above, the addresses to which notices or communications may be given by either party may be changed by written notice given by such party to the other pursuant to this Section.

36.   LICENSES

      Except as specifically set forth herein, or unless otherwise expressly agreed in writing, no licenses, expressed or implied, under any patents, copyright, trade names or trade secrets are granted by one party to the other.

37.   TRADEMARKS

      (a) Other than as set forth below, ASSOCIATE acquires no right, title or interest in any trademark, tradename or other intellectual property right of NECAM or its affiliates.

      (b) So long as this AGREEMENT remains in effect, ASSOCIATE may use the trade names and trademarks specified by NECAM on a non-exclusive basis for advertising and promotion of the PRODUCTS consistent with reasonable guidelines established by NECAM, as may be amended from time to time.

      (c) ASSOCIATE shall not remove any trade name or trademark of NECAM or its affiliates from any PRODUCT without NECAM's prior express written consent.

38.   NON-WAIVER

      No course of dealing or failure of either party to strictly enforce any term, right or conditions of this AGREEMENT shall be construed as a waiver of such term, right or condition.

39.   SURVIVAL OF OBLIGATIONS

      The respective parties' obligations under this AGREEMENT which by their nature would continue beyond the termination, cancellation or expiration of this AGREEMENT, shall survive such termination, cancellation or expiration of this AGREEMENT.

40.   SHORTAGES

      NECAM will endeavor to fully satisfy ASSOCIATE's specific requirements for respective types of PRODUCTS at all times, and to ship Orders which NECAM has accepted within customary respective shipment time periods. However, in the event of PRODUCTS shortage(s), NECAM reserves the right to allocate the supply of, and/or assign priorities to the shipment of, NECAM's then-available stock of such PRODUCTS based upon all of the circumstances and NECAM's assessment of the respective order requirements and respective shipping date requirements of all purchasers of PRODUCTS.

41.   LIMITATION OF AUTHORITY

      It is expressly understood that this AGREEMENT does not give ASSOCIATE any right or authority to act for or represent NECAM or its affiliates or to pledge their credit or contract any liability whatsoever on their behalf. It is understood that this AGREEMENT does not confer upon ASSOCIATE any authority to warrant any PRODUCTS sold hereunder, or to make any adjustments on NECAM's behalf in connection with PRODUCTS without NECAM's express consent.

42.   ENTIRE AGREEMENT

      This AGREEMENT constitutes the entire understanding between NECAM and the ASSOCIATE and replaces and supersedes any prior agreements between NECAM and the ASSOCIATE, and/or any prior agreements between either of them and the other's predecessor(s) concerning any of the subject matters contained herein. In the event of any conflict between the "General Terms & Conditions Applicable to All PRODUCTS and SERVICES" and the terms and conditions set forth in a Product Appendix, the terms and conditions of such PRODUCT Appendix shall control.

This AGREEMENT may not be changed, modified or amended except as provided for herein or by an instrument in writing signed by both NECAM and the ASSOCIATE.

WHEREBY this Agreement is effective upon the signature of NEC America, Inc. as appearing below:


NEC AMERICA, INC.

BY:    /s/ Douglas P. Wonson
       -------------------------------

NAME:  DOUGLAS P. WONSON
       -------------------------------

TITLE: GENERAL MANAGER,
       BUSINESS SYSTEMS SALES DIVISION
       -------------------------------

DATE:  5/28/99
       -------------------------------

                         KEY TELEPHONE PRODUCTS APPENDIX


1.    PRODUCTS

      PRODUCTS include:

      (a) Electra Professional-Registered Trademark- and Electra Elite-Registered Trademark- Key telephone systems
      (b)     Electra Professional and Electra Elite Voice Processing
              Equipment
      (c) Spare parts for manufacture discontinued Electra Key telephone systems

2.    DISCOUNTS

      (a) During the first year of the term of this AGREEMENT, NECAM shall grant to ASSOCIATE a twenty-five percent (25%) discount off of NECAM's MSRP for the Electra Professional, the Electra Elite, Electra Professional Voice Processing Equipment and Electra Elite Voice Processing Equipment PRODUCT(S). Excluded from such discount are certain items of Electra Professional, Electra Elite, Electra Professional Voice Processing Equipment and the Electra Elite Voice Processing Equipment PRODUCT(S) and discontinued Electra Key telephone systems that are offered at a net (non-discountable) price.

              Such discount(s) will be increased during such original or renewal term if ASSOCIATE'S purchases exceed the Net Dollar Purchase amount listed below as qualifying for such higher discount(s).

      (b) On April 1 of each year during the term of this AGREEMENT, NECAM will conduct an annual review of the performance of ASSOCIATE under this AGREEMENT. ASSOCIATE's purchases during the preceding twelve (12) month period (April 1 through March
              31) of each year in which this AGREEMENT is in effect shall be used to determine ASSOCIATE's discounts for the next successive twelve (12) month period. For purposes of determining ASSOCIATE's discounts after the first year of the term of this AGREEMENT, the following discount schedule shall apply:

                    ELECTRA PROFESSIONAL & ELECTRA ELITE


                  NET DOLLAR PURCHASES               DISCOUNT
                  --------------------               --------
                        1-149,999                        25%
                  150,000-349,999                        29%
                  350,000 or Over                        33%

              In the event that this Agreement does not commence on April 1, the above discount schedules shall be pro-rated for the first year of the term of this AGREEMENT. NECAM reserves the right to change or modify the above discount schedules upon written notice to ASSOCIATE.

3.    TERRITORY

      TERRITORY SHALL MEAN THE FOLLOWING:

      ASSOCIATE's territory shall remain the same as stated in ASSOCIATE's previous contract renewal.

     NEAX-REGISTERED TRADEMARK-2000 IVS & NEAX-REGISTERED TRADEMARK-1000
                       IVS/VSP PRODUCTS APPENDIX

1.    PRODUCTS

      PRODUCTS include:

      (a)     NEAX-REGISTERED TRADEMARK-2000 IVS
      (b)     NEAX-REGISTERED TRADEMARK-1000 IVS/VSP

2.    DISCOUNTS

      (a) During the original term of this AGREEMENT, NECAM shall grant to ASSOCIATE a twenty-five percent (25%) discount off of NECAM's list prices for the NEAX2000 IVS and the NEAX1000 IVS/VSP PRODUCT(S). Excluded from such discount are certain items of the NEAX2000 IVS and the NEAX1000 IVS/VSP PRODUCT(S) that are offered at a net (non-discountable) price.

              Such discount will be increased during such original or renewal term if ASSOCIATE'S purchases exceed the Net Dollar Purchases amount listed below as qualifying for such higher discount.

      (b) On April 1 of each year during the term of this AGREEMENT, NECAM will conduct an annual review of the performance of ASSOCIATE under this AGREEMENT. ASSOCIATE's purchases during the preceding twelve (12) month period (April 1 through March
              31) of each year in which this AGREEMENT is in effect shall be used to determine ASSOCIATE's discount for the next successive twelve (12) month period. For purposes of determining ASSOCIATE's discounts after the first year of the term of this AGREEMENT, the following discount schedule shall apply:

  NEAX-REGISTERED TRADEMARK-2000 IVS & NEAX-REGISTERED TRADEMARK-1000 IVS/VSP


                   NET DOLLAR PURCHASES                      DISCOUNT
                   --------------------                      --------
                           1-149,999                            25%
                     150,000-349,999                            29%
                     350,000-749,999                            33%
                     Over 750,000                               36%

              * List Dollar Purchases exclude Dterm-Registered Trademark-Series II, Dterm-Registered Trademark- Series III,
              Dterm-Registered Trademark- Series E and Electra Professional terminal equipment on NEAX-Registered Trademark-2000 IVS and the NEAX-Registered Trademark-1000 IVS/VSP schedule.

              In the event that this Agreement does not commence on April 1, the above discount schedule shall be pro-rated for the original term. NECAM reserves the right to change or modify the above discount schedule upon written notice to ASSOCIATE.

3. SPECIAL CONDITIONS APPLICABLE TO NEAX-REGISTERED TRADEMARK-2000 INTEGRATED OR ADJUNCT WIRELESS PRODUCTS

      (a) ASSOCIATE shall not sell, distribute or activate any NEAX-Registered Trademark-2000 Integrated or Adjunct Wireless Product unless the end-user customer has acknowledged and agreed in writing that the use and operation thereof will comply with all applicable Federal Communication Commission
              (FCC) rules and regulations and all requirements and instructions of UTAM, Inc., including without limitation, rules with respect to interference and relocation. Each agreement between ASSOCIATE and such end-user shall include the following provision:

              [Customer] hereby acknowledges that the use and operation of any intentional radiator equipment requiring a Part 15.311 FCC label and subject to UTAM clearing fees, the operation of which makes use of any part of the unlicensed personal communications services ("UPCS") frequency spectrum ("UPCS Radiating Part"), is subject to FCC rules and regulations and UTAM requirements and instructions with respect to interference with licensed fixed microwave facilities and to the relocation of any such UPCS Radiating Part. [Customer] agrees that [its] use or operation of any UPCS Radiating Part shall comply with all rules, regulations, requirements and instructions.

              Associate shall submit proof in a form satisfactory to NECAM of end-user's written agreement to such provision with each purchase order for any NEAX-Registered Trademark-2000 Integrated of Adjunct Wireless Product to which such requirement applies.

      (b) NECAM shall not be responsible for the failure of any NEAX-Registered Trademark-2000 Integrated or Adjunct Wireless Product to conform to published specifications, which failure is attributable to environmental or structural causes beyond NECAM's control. Each Agreement between ASSOCIATE and an end-user shall include an analogous disclaimer in a form satisfactory to NECAM.

4.    TERRITORY

      TERRITORY SHALL MEAN THE FOLLOWING:

      ASSOCIATE's territory shall remain the same as stated in ASSOCIATE's previous contract renewal.

                                                                      Rev. 6/99

                       NEAX-REGISTERED TRADEMARK-2400 PRODUCTS APPENDIX


1.    PRODUCTS

      PRODUCTS include:

      NEAX-Registered Trademark-2400 ICS (Integrated Communication System) NEAX-Registered Trademark-IMX (Integrated Multimedia eXchange)

           1) IMG Configuration (ICS) and (IMX)

2.    DISCOUNTS

      (a) During the first year of the term of this AGREEMENT, NECAM shall grant to ASSOCIATE a twenty-five percent (25%) discount off of NECAM's MSRP for NEAX-Registered Trademark-2400 ICS and IMX PRODUCT(S). Excluded from such discount are certain items of NEAX-Registered Trademark-2400 ICS and IMX PRODUCT(S) that are offered at a net (non-discountable) price.

             Such discount(s) will be increased during such original or renewal term if ASSOCIATE'S purchases exceed the Net Dollar Purchase amount listed below as qualifying for such higher discount(s).

      (b) On April 1 of each year during the term of this AGREEMENT, NETCAM will conduct an annual review of the performance of ASSOCIATE under this AGREEMENT. ASSOCIATE's purchases during the preceding twelve (12) month period (April 1 through March
             31) of each year in which this AGREEMENT is in effect shall be used to determine ASSOCIATE's discounts for the next successive twelve (12) month period. For purposes of determining ASSOCIATE's discounts after the first year of the term of this AGREEMENT, the following discount schedule shall apply:

                       NEAX-REGISTERED TRADEMARK-2400 PRODUCT(S)


                 NET DOLLAR PURCHASES                    DISCOUNT
                 --------------------                    --------
                         1-749,999                          25%
                   750,000-1,499,999                        30%
                 1,500,000-2,499,999                        33%
                 2,500,000-4,999,999                        35%
                 5,000,000-7,499,999                        38%
                 7,500,000 or Over                          40%

             In the event that this Agreement does not commence on April 1, the above discount schedule shall be pro-rated for the first year of the term of this Agreement. NECAM reserves the right to change or modify the above discount schedule upon written notice to ASSOCIATE.

3. SPECIAL CONDITIONS APPLICABLE TO NEAX-REGISTERED TRADEMARK-2400 INTEGRATED WIRELESS OR ADJUNCT PRODUCTS

      (a) ASSOCIATE shall not sell, distribute or activate any NEAX-Registered Trademark-2400 Integrated Wireless or Adjunct product unless the end-user customer has acknowledged and agreed in writing that the use and operation thereof will comply with all applicable Federal Communication Commission (FCC) rules and regulations and all requirements and instructions of UTAM, Inc., including without limitation, rules with respect to interference and relocation. Each agreement between ASSOCIATE and such end-user shall include the following provision:

             [Customer] hereby acknowledges that the use and operation of any intentional radiator equipment requiring a Part 15.311 FCC label and subject to UTAM clearing fees, the operation of which makes use of any part of the unlicensed personal communications services ("UPCS") frequency spectrum ("UPCS Radiating Part"), is subject to FCC rules and regulations and UTAM requirements and instructions with respect to interference with licensed fixed microwave facilities and to the relocation of any such UPCS Radiating Part. [Customer] agrees that [its] use or operation of any UPCS Radiating Part shall comply with all rules, regulations, requirements and instructions.

             Associate shall submit proof in a form satisfactory to NECAM of end-user's written agreement to such provision with each purchase order for any NEAX-Registered Trademark-2400 Integrated Wireless or Adjunct product to which such requirement applies.

      (b) NECAM shall not be responsible for the failure of any NEAX-Registered Trademark-2400 Integrated Wireless or Adjunct Product to conform to published specifications, which failure is attributable to environmental or structural causes beyond NECAM's control. Each Agreement between ASSOCIATE and an end-user shall include an analogous disclaimer in a form satisfactory to NECAM.

4.    TERRITORY

      TERRITORY SHALL MEAN THE FOLLOWING:

      ASSOCIATE's territory shall remain the same as stated in ASSOCIATE's previous contract renewal.